EXHIBIT 1.01

Garrett Motion Inc.

Conflict Mineral Report

For the reporting period From January 1, 2024, to December 31, 2024

This Conflict Minerals Report of Garrett Motion Inc. and its consolidated subsidiaries (“Garrett,” “we,” or “our”) has been prepared in accordance with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule calls for certain disclosures from an SEC registrant that manufactures or contracts to manufacture products for which conflict minerals are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, and tungsten (collectively, “3TG”).

If any 3TG are necessary to the functionality or production of products manufactured or contracted to be manufactured by a registrant, the text of the Rule requires such registrant to conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any of its 3TG originated in the Democratic Republic of the Congo (“DRC”), the Central African Republic, the Republic of the Congo, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (the “Covered Countries”), or are from recycled or scrap sources.

Overview

Garrett’s Business

Garrett is a cutting-edge technology leader delivering differentiated solutions for emission reduction and energy efficiency. We design, manufacture, and sell highly engineered turbocharging, air and fluid compression, and high-speed electric motor technologies for original equipment manufacturers (“OEMs”) and distributors within the mobility and industrial space.

Garrett’s Products Covered by this Report

This report relates to Garrett products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Garrett; and (iii) for which the manufacture was completed during the calendar year 2024. These products, which are referred to herein as the “Covered Products,” in this context, include turbocharger solutions for both internal combustion engine (ICE) vehicles and a wide range of hybrid powertrains and zero-emission technologies such as fuel cell compressors.

Garrett’s Supply Chain

Garrett sells thousands of products containing parts from hundreds of direct and indirect suppliers. As a “downstream” company with many tiers in our supply chain, we have direct relationships with few smelters and refiners (“SORs”) and we do not perform direct audits of SOR entities within our supply chain.

We rely on our direct suppliers to give us information about the SORs and the origin of 3TG in the parts or products they supply us, including the sources of 3TG that they receive from their upstream suppliers, as we cannot access information from upstream actors directly. The same is true for our direct suppliers, who depend on data from their suppliers.

The terms and lengths of contracts with our suppliers are varied, and we cannot always unilaterally impose new contract terms. As we renew or enter into new purchase agreements with suppliers, we generally seek to add, where possible, a 3TG compliance provision requiring such suppliers to conduct and document their inquiries into the SORs as well as the country of origin of 3TG in parts or products supplied to Garrett and to provide Garrett with information or representations that Garrett requires to meet its compliance obligations. Although we have already integrated a 3TG compliance provision into certain purchase agreements with our direct suppliers, we anticipate that it will take several years to ensure that all supplier purchase agreements contain appropriate 3TG compliance provisions. In addition, some suppliers may object to the inclusion of such 3TG compliance provisions. In the meantime, as described herein, we are working with our suppliers to obtain 3TG sourcing information.

Reasonable Country of Origin Inquiry

Garrett conducted a good faith RCOI to determine whether the 3TG in the Covered Products may have originated in the Covered Countries and did not come from recycled or scrap sources. The elements of the RCOI were:

•	Identification of relevant suppliers
•	Data collection and validation; and
•	Assessment to determine whether due diligence was required

Garrett assessed its direct suppliers that were most likely to provide parts or products containing 3TG concerning our turbocharger and intercoolers, and in connection therewith we identified 424 relevant suppliers (the “Supplier Group”).

Garrett engaged a third-party service provider, Assent Compliance (the “Vendor”), to help obtain supplier data. It began with a request for each supplier in the Supplier Group to respond to the 2024 (version 6.4) Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “Questionnaire”). The Questionnaire is designed to facilitate disclosure and communication of information regarding SORs of 3TG contained in parts or products in our supply chain. It includes questions regarding a supplier’s engagement with its direct suppliers and a listing of the SORs that the supplier and its suppliers use. In addition, the Questionnaire contains questions about the origin of 3TG included in a supplier’s parts or products, as well as supplier due diligence efforts. The Vendor deployed the Questionnaire to the Supplier Group via a tracking tool, which enabled Garrett and the Vendor to manage and maintain records of responses from the Supplier Group in an electronic database. The procedure involved 21 rounds of follow-up to unresponsive members of the Supplier Group through a defined process via both automated email and personalized email, including offering assistance and further information to the Supplier Group about the requirements of the Rule and the 3TG compliance program. Garrett received responses from 90.51% of the Supplier Group.

The collected data was then validated by the Vendor to increase the accuracy of submissions and identify any contradictory answers in the Questionnaire. The vendor’s tracking tool and electronic database facilitated automated data validation on all submitted Questionnaires. All submitted Questionnaires were accepted and classified as valid or invalid. Members of the Supplier Group were contacted with regards to invalid forms and were encouraged to resubmit a valid form. We reviewed the responses to determine where further engagement with our Supplier Group was warranted.

Based on our suppliers' responses, we generated a list of 365 unique SORs. Taking into account the responses from our suppliers and the fact that not each participant of the Supplier Group responded to the survey, Garrett did not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources or came from sources that directly or indirectly financed or benefitted armed groups, as such term is defined in the Rule. Accordingly, Garrett conducted due diligence on the source and chain of custody of the 3TG contained in parts or products provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016)” and the related Supplements for 3TG (the “OECD Framework”). The OECD Framework is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies. Our due diligence included the following elements of the OECD Framework:

•	Step 1: Establish strong company management systems
•	Step 2: Identify and assess risks in the supply chain
•	Step 3: Design and implement a strategy to respond to identified risks
•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and
•	Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems

Garrett has established a management system to determine the source and chain of custody of 3TG in our supply chain.

a.	Mission Statement: We have adopted a conflict minerals mission statement (the Mission Statement) that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our global supply chain and compliance with the Rule. The Mission Statement is publicly available on our website at: https://www.garrettmotion.com/wp-content/uploads/2018/12/Conflict-Minerals-Statement.pdf.

b.	Internal Team: Our management system includes oversight of our RCOI and due diligence processes by the representatives from Procurement, Health, Safety and Environment, and Legal. These functions are responsible for implementing our 3TG compliance program and communicating information about program status and effectiveness to senior management.

c.	Control Systems: We utilize the Questionnaire for collecting 3TG declarations from our supply base via a tracking tool to gather information on the chain of custody of the 3TG included in our products. In addition, our Vendor is a member of the Responsible Minerals Initiative, an industry-wide initiative working to develop conflict-free supply chains. We also have a Supplier Code of Conduct that sets forth our core values on the responsible sourcing of minerals:

https://investors.garrettmotion.com/static-files/fb606599-df51-4ecf-b44b-456be9391df1.

d.	Supplier Engagement: We have communicated to the Supplier Group our obligations under the Rule by distributing to them background information on the Rule along with the Questionnaire. In addition, through our Vendor, we provide training materials on 3TG compliance to the Supplier Group. We are also integrating 3TG compliance provisions into our purchase agreements as described above, which sets forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

e.	Grievance Mechanism: We have a company-level Helpline that provides employees and suppliers with a mechanism to report violations of our policies or other concerns.

Step 2: Identify and Assess Risks in the Supply Chain

•	Distribution of Questionnaires to Supplier Group: In 2024, we distributed the Questionnaire to the Supplier Group to gather information on our supply chain, including:

i.	Whether any of the minerals they supplied to Garrett may contain 3TG
ii.	Whether any 3TG are necessary to the functionality or production of the parts or products in which they are used, and
iii.	The SORs or any 3TG in our supply chain and whether the 3TG originated from the Covered Countries or came from recycled or scrap sources.

•	Assessment of Supplier Group Responses: We reviewed each response from the Supplier Group to assess the adequacy of such a response. Members of the Supplier Group that failed to respond to the Questionnaire or that did not provide responses to all applicable questions in the Questionnaire received follow-up communications requesting additional information. If a supplier response indicates that 3TG contained in parts or products provided to Garrett may have originated from the Covered Countries, then such response is sent to the Environment team for further review and determination of follow-up steps under the guidance of our risk management plan.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of our risk management plan under the OECD Framework, if SORs with red flags are reported on a Questionnaire by one of the suppliers surveyed, risk mitigation activities will be initiated. If a supplier indicates that its products may contain 3TG sourced from a Covered Country, we will follow up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and SOR. Identified risks will be reported to the Environment Team, which will determine appropriate follow-up actions, if any, to mitigate risks. There was no instance in our due diligence for the 2024 reporting period where we determined that there were validated high-risk issues in our supply chain requiring follow-up actions.

To ensure that the Supplier Group understands our expectations concerning compliance with the Rule, we distributed background information on the Rule and our Mission Statement, and we provided access to training materials on 3TG compliance to the Supplier Group in addition to the Questionnaire.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Garrett does not perform or direct audits of entities in our supply chain but relies on the RMI’s Responsible Minerals Assurance Process (“RMAP”) to perform third-party audits of SORs. Our process compares the SORs identified by the Supplier Group to the list of SORs certified as “compliant” or the equivalent by the RMI (Responsible Minerals Initiative). If SORs are identified with issues, we engage with the supplier directly to verify the information before reporting the issue to the Environment Team.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report, and the Form SD to which it relates, have been filed with the SEC, and are publicly available at https://investors.garrettmotion.com/leadership-and-governance.

Due Diligence Results

The Questionnaire requested that the Supplier Group provide Garrett with information on (a) the SORs that the Supplier Group and its suppliers use to supply the 3TG in the Covered Products, (b) whether the 3TG used in the Covered Products originates from the Covered Countries, (c) the mine or location of origin of the 3TG used in the Covered Products, and (d) the scope of its response (company-level responses refer to the supplier’s overall 3TG sourcing; product-level responses specify whether 3TG was used in parts or products provided to Garrett). Garrett must rely on responses from the Supplier Group to our Questionnaire to determine the facilities used to process 3TG used in the Covered Products, whether the 3TG used in the Covered Products originates from the Covered Countries, and the source of 3TG used in the Covered Products.

The responses that we received for this reporting period from the Supplier Group fell into one or more of the following categories: (i) indication that no 3TG is used in parts or products that are provided to Garrett, (ii) data concerning the SORs used by the supplier to process 3TG in parts or products provided to Garrett; (iii) data with respect to the supplier’s overall 3TG sourcing, without specifying whether such 3TG was used in parts or products provided to Garrett or indication that the supplier is unable to provide the information as it specifically relates to the parts or products that are provided to Garrett, (iv) indication that the supplier is unable to provide SOR information at this time, and/or (v) indication that the supplier is unable to provide or is still in the process of determining the country of origin or mine or location of origin of 3TG from its suppliers. We received responses in category (ii) above from 448 out of 495 suppliers. Such responses identified 365 unique SORs (set forth on Appendix A below) used to process 3TG in parts or products provided to Garrett, and while they did not indicate the country of origin of the 3TG processed by such SORs, 232 of these SORs are RMAP Conformant.

As a result of the foregoing, and because responses were not received from all members of the Supplier Group, Garrett does not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups therein, as such term is defined the Rule.

However, Garrett received no response (to either the initial communication or any follow-up inquiries) from any supplier indicating that 3TG in our Covered Products originated in the Covered Countries (even when SORs used to process our 3TG were identified) or benefitted or financed armed groups in the Covered Countries.

We were unable to determine the country of origin or the mine or location of origin of 3TG used in the parts or products supplied to us for use in the Covered Products. Our efforts to identify the specific mine or location or origin of our necessary 3TG included the due diligence measures described above.

Steps to be taken to mitigate risk

We intend to take the following steps to continue improving the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefit armed groups in the Covered Countries:

1.	Continue to refine and update our process to target all appropriate direct suppliers that may be in-scope for the Rule, as well as re-survey applicable suppliers to confirm that they do not incorporate 3TG in our supply chain.

2.	Continue to work closely with our direct suppliers to obtain the necessary validated information on the origin of the 3TG contained in the parts, products, or services sold to Garrett.

3.	Continue to seek to include a 3TG compliance provision in new or renewed purchase agreements with direct suppliers to set forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

4.	Engage with the Supplier Group by providing advice and directing them to information and resources, to increase the response rate and improve the content of their Questionnaire responses.

Cautionary Statement about Forward-Looking Statements

We have made statements in this Conflict Minerals Report that may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws and regulations about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements should be considered in light of the information included in this report and our other filings with the SEC, including, without limitation, the Risk Factors, as well as the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations, set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Form 10-Q for the quarter ended March 31, 2025, and other filings with the SEC.

Appendix A - Smelter list

Includes: Metals, Smelter name, ID, and Country

*Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions.

Metal	Smelter Name	Locations	Smelter ID
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Fenix Metals	Poland	CID000468
Tin	Minsur	Peru	CID001182
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Aurubis Beerse	Belgium	CID002773
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	CRM Synergies	Spain	CID003524
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568

Metal	Smelter Name	Locations	Smelter ID
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Gold	Agosi AG	Germany	CID000035
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493

Metal	Smelter Name	Locations	Smelter ID
Gold	Royal Canadian Mint	Canada	CID001534
Tin	Rui Da Hung	Taiwan	CID001539
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Aurubis Berango	Spain	CID002774
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Kennametal Fallon	United States Of America	CID000966

Metal	Smelter Name	Locations	Smelter ID
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Gold	Advanced Chemical Company	United States Of America	CID000015

Metal	Smelter Name	Locations	Smelter ID
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823

Metal	Smelter Name	Locations	Smelter ID
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tantalum	AMG Brasil	Brazil	CID001076
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562

Metal	Smelter Name	Locations	Smelter ID
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527

Metal	Smelter Name	Locations	Smelter ID
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853

Metal	Smelter Name	Locations	Smelter ID
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tin	Pongpipat Company Limited	Myanmar	CID003208
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	MD Overseas	India	CID003548
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Metallix Refining Inc.	United States Of America	CID003557

Metal	Smelter Name	Locations	Smelter ID
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Gold	Dongwu Gold Group	China	CID003663
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Tin	DS Myanmar	Myanmar	CID003831
Tantalum	5D Production OU	Estonia	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	PT Timah Nusantara	Indonesia	CID001486
Gold	NOBLE METAL SERVICES	United States Of America	CID003690
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Gold	Elite Industech Co., Ltd.	Taiwan	CID004755
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797

Metal	Smelter Name	Locations	Smelter ID
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tin	PT Mitra Graha Raya	Indonesia	CID004685

Glossary

SORs	Smelters or Refiners - A facility that uses heat and/or chemical agents to process mineral ore, slag, recycled or scrap materials, or any combination of such into refined metal products.
RMAP	The Responsible Minerals Assurance Process is RMI's audit program that uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards.
Legitimate SORs	Facilities that been deemed operational by the RMI and are 'Eligible' to participate in the RMAP program.
SORs of Interest	Smelters or Refiners that present significant risk to supply chains, as per the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
RMAP Audit Status	Describes the current engagement situation of an SOR in relation to the RMAP program.
Conformant	Independently assessed and found conformant with the relevant RMAP standard.
Active	Engaged in the program but not yet conformant.
Non-Conformant	Independently assessed and found non-conformant with the relevant RMAP standard.
Not Enrolled	This is a rolled up of the statuses below as SORs with this have not taken part in the RMAP program.
Communication Suspended - Not Interested	Facility has strongly communicated a lack of interest in participation.
Due Diligence Vetting Process	Facility does not meet RMI’s requirements for participation according to the due diligence vetting process.
In Communication	Not yet active but in communication with RMAP and/or member company.
Outreach Required	Outreach needed by RMI member companies to contact entity and encourage their participation in RMAP.
RMI Due Diligence Review – Unable to Proceed	For facilities that have not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.
CAHRAs (Conflict affected and high risk areas)	Areas identified to be in the presence of widespread human rights abuses and violations of law, as defined by both, the European Commission via Regulation (EU) 2017/821 and OECD.
RCOI	Reasonable Country of Origin Inquiry (RCOI) is conducted to determine whether its in-scope 3TG content originated in the Democratic Republic of the Congo (DRC) or one of the covered countries or is from recycled or scrap sources.